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[NETHERLAND, SEWELL & ASSOCIATES, INC. LETTERHEAD]                  EXHIBIT 23.6


                CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.


     We hereby consent to the incorporation by reference to our Firm's name in the Annual Report on Form 10-K of Ocean Energy, Inc. and subsidiaries for the year ended December 31,1998, into the Company's registration statement on Form S-3 to which this consent is an exhibit. We further consent to the reference to our Firm under the heading "Experts" in the Registration Statement.


                                          NETHERLAND, SEWELL & ASSOCIATES, INC.


                                          By: /s/ DANNY D. SIMMONS
                                             ----------------------------------
                                             Danny D. Simmons
                                             Senior Vice President

Houston, Texas
May 27, 1999